The Maryjane Group Inc. 8-K

Exhibit 16.1

January 14, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Sir or Madam:

We have read the statements of The MaryJane Group, Inc., (the "Company") pertaining to our firm included under Item 4.01 of Form 8-K dated January 14, 2015 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

/s/ Harris & Gillespie, CPAs, PLLC

Harris & Gillespie, CPAs, PLLC

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